ASSIGNMENT AND ASSUMPTION OF

PURCHASE AND SALE AGREEMENT

        Reference is made to that certain Purchase and Sale Agreement by and between Pond Apple Creek Associates Limited Partnership, a Wisconsin limited partnership (“Seller”), and Berkshire Income Realty – OP, L.P., a Delaware limited partnership, as buyer (the “Assignor”), dated as of November 26, 2003, as amended by that certain First Amendment to Purchase and Sale Contract dated as of December 29, 2003 (as amended, the “Purchase Agreement”) covering certain real property known as Pond Apple Creek Apartments, located at 2445 SW 18th Terrace, Fort Lauderdale, Broward County, Florida.

        WHEREAS, Section 17.01 of the Purchase Agreement provides that Assignor may assign its rights thereunder upon the terms and conditions more particularly set forth therein; and

        WHEREAS, Assignor wishes to make such an assignment of its rights to Marina Mile, L.L.C., a Delaware limited liability company (the “Assignee”).

        NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Purchase Agreement.

2.     Assignee hereby assumes from Assignor all of Assignor’s right, title and interest in and to the Purchase Agreement.

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        Executed as of the 22ndday of January, 2004.

ASSIGNOR:
BERKSHIRE INCOME REALTY - OP, L.P., a Delaware limited partnership
By: Berkshire Income Realty, Inc., a Maryland corporation, its general partner
By: /s/ David C. Quade Name:David C. Quade Title: President
ASSIGNEE: MARINA MILE, L.L.C., a Delaware limited liability company By: /s/ David C. Quade Name:David C. Quade Title:President